FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR SECOND FISCAL QUARTER 2012
-- Second Quarter Net Income of $57 Million, or $0.39 per Diluted Share --
-- Second Quarter Adjusted Income of $88 Million, or $0.61 per Diluted Share --
-- Share Repurchases of $200 Million and Dividend Declared of $0.08 per share --
-- Assets Under Management of $612 Billion --

Baltimore, Maryland - October 27, 2011 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the second fiscal quarter ended September 30, 2011. The Company reported net income1 of $56.7 million, or $0.39 per diluted share, as compared with $60.0 million, or $0.40 per diluted share, in the previous quarter and $75.3 million, or $0.50 per diluted share, in the second quarter of fiscal 2011. Included in this quarter's results was a special U.K. tax benefit of $18.3 million, or $0.13 per diluted share compared with a similar tax benefit of $8.9 million, or $0.06 per diluted share in the prior year quarter, as well as losses on corporate investments, not offset in compensation, of $19.7 million compared with gains of $8.0 million in the prior quarter. Also included in this quarter's results were $15.1 million, or $0.07 per diluted share, in transition-related costs as compared to $13.7 million, or $0.06 per diluted share, of such costs in the previous quarter, and $11.6 million, or $0.05 per diluted share, in the second quarter of fiscal 2011. Adjusted income2 for the second quarter was $87.6 million, or $0.61 per diluted share, as compared to $109.1 million, or $0.73 per diluted share, in the first quarter of fiscal 2012 and $115.0 million, or $0.76 per diluted share, in the second quarter of fiscal 2011. For the second quarter, operating revenues were $669.9 million, down 7% from $717.1 million in the prior quarter and down 1% from $674.8 million in the prior year quarter. Operating expenses of $563.0 million were down 9% from $616.7 million in the first quarter of fiscal 2012 and down 4% from $586.9 million in the prior year quarter.

Assets Under Management (“AUM”) were $611.8 billion, down 8% as compared with $662.5 billion as of June 30, 2011 and down 9% from $673.5 billion as of September 30, 2010.

Legg Mason also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share.

(Amounts in millions, except per share amounts)
	Quarters Ended			Six Months Ended
	Sep	Jun	Sep	Sep	Sep
	2011	2011	2010	2011	2010
Total Operating Revenues	$669.9	$717.1	$674.8	$1,387.0	$1,349.0
Total Operating Expenses	563.0	616.7	586.9	1,179.8	1,158.3
Operating Income	106.9	100.4	87.9	207.2	190.7
Net Income[1]	56.7	60.0	75.3	116.6	123.3
Adjusted Income[2]	87.6	109.1	115.0	196.7	211.3
Net Income Per Share - Diluted[1]	0.39	0.40	0.50	0.80	0.79
Adjusted Income Per Share - Diluted[2]	0.61	0.73	0.76	1.34	1.35
(1) Net income represents Net income attributable to Legg Mason, Inc.
(2) See Supplemental Data below for non-GAAP performance measures.

Comments on the Second Quarter of Fiscal Year 2012 Results

Mark R. Fetting, Chairman and CEO of Legg Mason said, “The quarter was marked by extreme market volatility and continued economic uncertainty that led to many investors moving to, or staying on, the sidelines. That said, Legg Mason's asset mix helped to mitigate a more significant decline in AUM that affected the industry as a whole.  In this environment, we will continue to maintain a tight focus on client service and performance, to preserve our balance sheet strength, complete the streamlining initiatives we began last year and prudently deploy capital for the benefit of shareholders.  Ultimately, these steps will position Legg Mason for long term success as we continue to expand and build our brand globally.”

Assets Under Management Decreased to $611.8 Billion
AUM decreased to $611.8 billion compared with $662.5 billion at June 30, 2011 primarily driven by $32.9 billion in market depreciation, including foreign exchange, as well as client outflows of $17.6 billion. AUM was down 9% from $673.5 billion as of September 30, 2010.

•	Fixed income, equity and liquidity outflows were $8.8 billion, $5.7 billion and $3.1 billion, respectively, for the quarter ended September 30th.

•	At September 30, 2011, fixed income represented 58% of AUM, while equity represented 24% and liquidity represented 18% of AUM.

•	By client domicile, 63% of AUM was United States and 37% of AUM was non-U.S.

•	Average AUM during the quarter was $643.3 billion compared to $670.8 billion in the first quarter of fiscal year 2012 and $658.6 billion in the second quarter of fiscal year 2011.
Comparison to the First Quarter of Fiscal Year 2012
Net income was $56.7 million, or $0.39 per diluted share, as compared with $60.0 million, or $0.40 per diluted share, in the first quarter of fiscal year 2012. This quarter's results included a United Kingdom tax benefit of $18.3 million, or $0.13 per diluted share.

•	Revenues of $669.9 million were down 7% from $717.1 million in the prior quarter, primarily due to a 4% decline in average AUM, a less favorable asset mix and a decline in performance fees.

•
Operating expenses of $563.0 million were down 9% from $616.7 million in the first quarter of fiscal 2012 driven by lower revenues and an increase in savings resulting from the previously announced streamlining effort. The current quarter's expenses also included a $14.2 million decrease in the market value of deferred compensation and seed investments which are recorded as a reduction in compensation and benefits with an offset in other non-operating income, compared to a decrease of $2.4 million in the prior quarter. Last quarter's results also included $11.4 million of costs related to the launch of a closed-end fund.

•
Other non-operating expense was $51.1 million as compared to $10.8 million of expense in the first quarter of fiscal 2012. Losses on corporate investments, not offset in compensation, were $19.7 million compared with gains of $8.0 million in the prior quarter. The current quarter also included losses on funded deferred compensation plan and seed investments as described above. In addition, the current quarter included $1.5 million in gains associated with consolidated investment vehicles compared to $2.8 million in gains in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 16.0%, as compared to 14.0% in the first quarter of fiscal year 2012. Operating margin, as adjusted[2] was 21.3%, as compared with 21.0% in the prior quarter.

•	Adjusted income was $87.6 million, or $0.61 per diluted share, compared to adjusted income of $109.1 million, or $0.73 per diluted share, in the prior quarter.

Comparison to the Second Quarter of Fiscal Year 2011
Net income was $56.7 million, or $0.39 per diluted share, as compared with $75.3 million, or $0.50 per diluted share, in the second quarter of fiscal year 2011. This quarter's results included a United Kingdom tax benefit of $18.3 million, or $0.13 per diluted share, while the prior year's second quarter included a similar $8.9 million, or $0.06 per diluted share benefit.

•
Operating revenues of $669.9 million decreased 1% from revenues of $674.8 million in the prior year quarter reflecting a 2% decrease in average AUM and lower performance fees, which more than offset the increased advisory fee yield resulting from a more favorable asset mix.

•
Operating expenses of $563.0 million were down 4% from operating expenses of $586.9 million in the prior year quarter due in part to lower revenues, and $26.0 million in quarterly savings related to the company's streamlining program which were partially offset by the $18.3 million Western reimbursement step-down, that was discussed in prior quarters.

•
Other non-operating expense was $51.1 million as compared to $15.4 million of income in the prior year quarter. Losses on corporate investments, not offset in compensation were $19.7 million compared with $12.9 million of gains in the prior year quarter. In addition, the current quarter's expenses also included a $14.2 million decrease in the market value of deferred compensation and seed investments which are recorded as a reduction in compensation and benefits with an offset in other non-operating income, compared to an increase of $22.1 million in the prior year quarter. The current quarter also included $1.5 million in gains associated with consolidated investment vehicles as compared to $2.7 million in gains in the prior year quarter, which are attributable to noncontrolling interests and therefore do not impact net income.

•	Operating margin was 16.0% as compared to 13.0% in the prior year quarter. Operating margin, as adjusted, was 21.3%, as compared with 24.1% in the same period a year ago.

•	Adjusted income was $87.6 million, or $0.61 per diluted share, compared to adjusted income of $115.0 million, or $0.76 per diluted share, for the prior year quarter.

Performance

At September 30, 2011:

•
Of Legg Mason's long-term U.S. mutual fund assets, 67% were beating their Lipper category averages for the 1-year period; 80% for the 3-year period; 76% for the 5-year period and 74% for the 10-year period.

•	Of Legg Mason's long-term U.S. mutual funds assets, 58% were rated 4 or 5 stars by Morningstar, including 85% of all funds managed by Royce and 56% of all funds managed by Western.

•
Four of the 8 funds in the Western Asset institutional fund family outperformed their benchmarks for the 1-year period; 7 out of 8 outperformed their benchmarks for the 3-year period; 2 out of 8 outperformed for the 5-year period and 4 out of 6 funds outperformed for the 10-year period.

•
Nine out of 25 funds managed by Royce outperformed their benchmarks for the 1-year period; 18 out of 22 for the 3-year period; 14 out of 17 for the 5-year period; and all 11 outperformed for the 10-year period.

•	None of the funds managed by Legg Mason Capital Management outperformed their benchmarks for the 1-year, 5-year and 10-year periods; and 1 out of 5 funds outperformed for the 3-year period.

•
Three out of 11 funds managed by ClearBridge Advisors outperformed for the 1-year period; 5 out of 11 for the 3-year period; 5 out of 11 for the 5-year period; and 4 out of 11 outperformed for the 10-year period.

Balance Sheet

At September 30, 2011, Legg Mason's cash position was $1.1 billion. Total debt was $1.4 billion and stockholders' equity was $5.6 billion. The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 20%. During the quarter, the Company completed additional open market purchases of 7.6 million shares, which reduced weighted average shares by 3.7 million. This brings the number of shares repurchased under the $1 billion Board authorization to 13.6 million shares in fiscal year 2012 and 28.2 million shares in total.

The Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share. The dividend is payable January 9, 2012 to shareholders of record at the close of business on December 14, 2011.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Fetting, will be held at 8:30 am EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-269-7756 (or for international calls 1-201-689-7817) at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website (http://ir.leggmason.com/CorporateProfile.aspx?iid=102761) shortly after the release of the financial results.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-877-660-6853 (or for international calls 1-201-612-7415), enter account number 369 followed by conference number 379780 when prompted. Please note that the replay will be available beginning at 4:00 p.m. EDT on Thursday, October 27, 2011 and ending on November 10, 2011.

About Legg Mason
Legg Mason is a global asset management firm, with $612 billion in assets under management as of September 30, 2011. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and in the Company's quarterly reports on Form 10-Q.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Six Months Ended

	September	June	September	September	September
	2011	2011	2010	2011	2010
Operating Revenues:
Investment advisory fees:
Separate accounts	$196,019	$204,793	$204,214	$400,812	$405,186
Funds	376,835	400,144	357,491	776,979	710,190
Performance fees	9,984	18,614	19,505	28,598	42,279
Distribution and service fees	85,774	92,064	92,314	177,838	188,628
Other	1,285	1,493	1,270	2,778	2,676
Total operating revenues	669,897	717,108	674,794	1,387,005	1,348,959

Operating Expenses(1):
Compensation and benefits	257,651	300,352	284,909	558,003	550,983
Transition-related compensation	12,346	11,395	10,974	23,741	13,687
Total compensation and benefits	269,997	311,747	295,883	581,744	564,670
Distribution and servicing	160,391	180,756	165,832	341,147	350,534
Communications and technology	41,571	40,501	39,314	82,072	79,290
Occupancy	35,700	33,238	33,492	68,938	67,167
Amortization of intangible assets	5,504	5,578	5,749	11,082	11,477
Other	49,882	44,922	46,625	94,804	85,145
Total operating expenses	563,045	616,742	586,895	1,179,787	1,158,283

Operating Income	106,852	100,366	87,899	207,218	190,676

Other Non-Operating Income (Expense)
Interest income	2,982	3,055	2,170	6,037	3,985
Interest expense	(21,636)	(22,361)	(24,449)	(43,997)	(47,250)
Other income (expense)	(35,502)	3,403	33,189	(32,099)	25,898
Other non-operating income (expense) of
consolidated investment vehicles	3,081	5,102	4,499	8,183	2,106
Total other non-operating income (expense)	(51,075)	(10,801)	15,409	(61,876)	(15,261)

Income Before Income Tax Provision	55,777	89,565	103,308	145,342	175,415

Income tax (benefit) provision	(1,606)	27,867	26,720	26,261	53,784

Net Income	57,383	61,698	76,588	119,081	121,631
Less: Net income (loss) attributable
to noncontrolling interests	719	1,746	1,253	2,465	(1,635)

Net Income Attributable to
Legg Mason, Inc.	$56,664	$59,952	$75,335	$116,616	$123,266

Net Income per share
Attributable to Legg Mason, Inc.
Common Shareholders:
Basic	$0.39	$0.40	$0.50	$0.80	$0.79

Diluted	$0.39	$0.40	$0.50	$0.80	$0.79

Weighted Average Number of Shares
Outstanding:
Basic	143,877	149,210	151,416	146,529	155,746
Diluted	143,931	149,347	151,940	146,625	156,327

(1) Operating expenses include transition costs related to streamlining our business model.
See Supplemental Data - Operating margin, as adjusted for additional details.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Six Months Ended

	September	June	September	September	September
	2011	2011	2010	2011	2010

Net Income Attributable to Legg Mason, Inc.	$56,664	$59,952	$75,335	$116,616	$123,266

Plus (Less):
Amortization of intangible assets	5,504	5,578	5,749	11,082	11,477
Deferred income taxes on intangible assets:
Tax amortization benefit	33,955	34,038	33,681	67,993	67,368
UK tax rate adjustment	(18,268)	—	(8,878)	(18,268)	(8,878)
Imputed interest on convertible debt	9,741	9,489	9,146	19,230	18,055

Adjusted Income	$87,596	$109,057	$115,033	$196,653	$211,288

Net Income per Diluted Share Attributable
to Legg Mason, Inc. Common Shareholders	$0.39	$0.40	$0.50	$0.80	$0.79

Plus (Less):
Amortization of intangible assets	0.04	0.04	0.04	0.07	0.07
Deferred income taxes on intangible assets:
Tax amortization benefit	0.24	0.23	0.22	0.46	0.43
UK tax rate adjustment	(0.13)	—	(0.06)	(0.12)	(0.06)
Imputed interest on convertible debt	0.07	0.06	0.06	0.13	0.12

Adjusted Income per Diluted Share	$0.61	$0.73	$0.76	$1.34	$1.35

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			For the Six Months Ended

	September	June	September	September	September
	2011	2011	2010	2011	2010

Operating Revenues, GAAP basis	$669,897	$717,108	$674,794	$1,387,005	$1,348,959

Plus (Less):
Operating revenues eliminated upon
consolidation of investment vehicles	625	1,052	959	1,677	1,738
Distribution and servicing expense excluding
consolidated investment vehicles	(160,379)	(180,743)	(165,845)	(341,122)	(350,534)

Operating Revenues, as Adjusted	$510,143	$537,417	$509,908	$1,047,560	$1,000,163

Operating Income, GAAP basis	$106,852	$100,366	$87,899	$207,218	$190,676

Plus (Less):
Gains (losses) on deferred compensation
and seed investments	(14,243)	(2,366)	22,122	(16,609)	17,501
Transition-related costs(2)	15,138	13,720	11,587	28,858	14,742
Operating income and expenses of
consolidated investment vehicles	885	1,162	1,461	2,047	2,704

Operating Income, as Adjusted	$108,632	$112,882	$123,069	$221,514	$225,623

Operating margin, GAAP basis	16.0%	14.0%	13.0%	14.9%	14.1%
Operating margin, as adjusted	21.3	21.0	24.1	21.1	22.6

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.
(2) Transition-related costs:
Compensation	$12,346	$11,395	$10,974	$23,741	$13,687
Communications and technology	2,577	2,106	472	4,683	472
Occupancy	209	217	63	425	63
Other	6	2	78	9	520
Total	$15,138	$13,720	$11,587	$28,858	$14,742

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	September 2011	June 2011	March 2011	December 2010	September 2010
By asset class:
Equity	$144.9	$181.5	$189.6	$184.2	$169.6
Fixed Income	355.5	365.4	356.6	355.8	371.6
Long-Term Assets	500.4	546.9	546.2	540.0	541.2
Liquidity	111.4	115.6	131.4	131.8	132.3
Total	$611.8	$662.5	$677.6	$671.8	$673.5

By asset class (average):
Equity	$166.3	$187.5	$187.0	$175.7	$162.0
Fixed Income	364.7	363.1	354.7	364.9	365.0
Long-Term Assets	531.0	550.6	541.7	540.6	527.0
Liquidity	112.3	120.2	131.8	131.8	131.6
Total	$643.3	$670.8	$673.5	$672.4	$658.6

Component Changes in Assets Under Management
	Quarters Ended
	September 2011	June 2011	March 2011	December 2010	September 2010
Beginning of period	$662.5	$677.6	$671.8	$673.5	$645.4
Net client cash flows	(17.6)	(3.7)	(8.7)	(16.7)	(12.7)
Market performance and other	(32.9)	8.0	16.6	15.0	40.8
Acquisitions (Dispositions), net	(0.2)	(19.4)	(2.1)	—	—
End of period	$611.8	$662.5	$677.6	$671.8	$673.5

Note: Due to rounding of quarterly results, total amounts for fiscal year may differ immaterially from the annual results.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME EXCLUDING INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended September 30, 2011			Quarter Ended June 30, 2011			Quarter Ended September 30, 2010

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles

Operating Revenues:
Investment advisory fees	$582,838	$608	$583,446	$623,551	$1,035	$624,586	$581,210	$914	$582,124
Distribution and service fees	85,774	17	85,791	92,064	17	92,081	92,314	45	92,359
Other	1,285	—	1,285	1,493	—	1,493	1,270	—	1,270
Total operating revenues	669,897	625	670,522	717,108	1,052	718,160	674,794	959	675,753

Operating Expenses:
Compensation and benefits	269,997	—	269,997	311,747	—	311,747	295,883	—	295,883
Distribution and servicing	160,391	(12)	160,379	180,756	(13)	180,743	165,832	13	165,845
Other	132,657	(248)	132,409	124,239	(97)	124,142	125,180	(515)	124,665
Total operating expenses	563,045	(260)	562,785	616,742	(110)	616,632	586,895	(502)	586,393

Operating Income	106,852	885	107,737	100,366	1,162	101,528	87,899	1,461	89,360

Other Non-Operating Income (Expense)
Net interest income (expense)	(18,654)	—	(18,654)	(19,306)	—	(19,306)	(22,279)	—	(22,279)
Other income (expense)	(32,421)	(1,522)	(33,943)	8,505	(2,831)	5,674	37,688	(2,663)	35,025
Other non-operating income (expense)	(51,075)	(1,522)	(52,597)	(10,801)	(2,831)	(13,632)	15,409	(2,663)	12,746

Income (Loss) Before Income Tax Provision	55,777	(637)	55,140	89,565	(1,669)	87,896	103,308	(1,202)	102,106

Income tax (benefit) provision	(1,606)	—	(1,606)	27,867	—	27,867	26,720	—	26,720

Net Income (Loss)	57,383	(637)	56,746	61,698	(1,669)	60,029	76,588	(1,202)	75,386

Less: Net income (loss) attributable
to noncontrolling interests	719	(637)	82	1,746	(1,669)	77	1,253	(1,202)	51

Net Income Attributable to Legg Mason, Inc.	$56,664	$—	$56,664	$59,952	$—	$59,952	$75,335	$—	$75,335

Effective Income Tax Rate	(2.9)%			31.1%			25.9%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			(2.9)%			31.7%			26.2%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME EXCLUDING INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Six Months Ended September 30, 2011			Six Months Ended September 30, 2010

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles

Operating Revenues:
Investment advisory fees	$1,206,389	$1,643	$1,208,032	$1,157,655	$1,681	$1,159,336
Distribution and service fees	177,838	34	177,872	188,628	57	188,685
Other	2,778	—	2,778	2,676	—	2,676
Total operating revenues	1,387,005	1,677	1,388,682	1,348,959	1,738	1,350,697

Operating Expenses:
Compensation and benefits	581,744	—	581,744	564,670	—	564,670
Distribution and servicing	341,147	(25)	341,122	350,534	—	350,534
Other	256,896	(345)	256,551	243,079	(966)	242,113
Total operating expenses	1,179,787	(370)	1,179,417	1,158,283	(966)	1,157,317

Operating Income	207,218	2,047	209,265	190,676	2,704	193,380

Other Non-Operating Income (Expense)
Net interest income (expense)	(37,960)	—	(37,960)	(43,265)	—	(43,265)
Other income (expense)	(23,916)	(4,353)	(28,269)	28,004	(964)	27,040
Other non-operating income (expense)	(61,876)	(4,353)	(66,229)	(15,261)	(964)	(16,225)

Income (Loss) Before Income Tax Provision	145,342	(2,306)	143,036	175,415	1,740	177,155

Income tax provision	26,261	—	26,261	53,784	—	53,784

Net Income (Loss)	119,081	(2,306)	116,775	121,631	1,740	123,371

Less: Net income (loss) attributable
to noncontrolling interests	2,465	(2,306)	159	(1,635)	1,740	105

Net Income Attributable to Legg Mason, Inc.	$116,616	$—	$116,616	$123,266	$—	$123,266

Effective Income Tax Rate	18.1%			30.7%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			18.4%			30.4%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income", “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, and “Operating Margin, As Adjusted” that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Legg Mason, Inc. and its subsidiaries.

Adjusted Income
We define “Adjusted Income” as Net Income (Loss) Attributable to Legg Mason, Inc. plus amortization and deferred taxes related to intangible assets and goodwill, and imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as impairment charges and the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets and goodwill, and net money market fund support losses (gains).
We believe that Adjusted Income provides a good representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued contingent convertible debt, made significant acquisitions, or engaged in money market fund support transactions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income, but is not a substitute for Net Income and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or Adjusted Income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Legg Mason considers Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of Legg Mason's operating results with the results of other asset management firms that have not engaged in significant acquisitions, issued contingent convertible debt, or engaged in money market fund support transactions.

In calculating Adjusted Income, we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these non-cash expenses distort comparisons of Legg Mason's operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to net income in the calculation of Adjusted Income.  However, because of our net operating loss carry forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and United Kingdom tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back imputed interest on contingent convertible debt, which is a non-cash expense, as well as the actual tax benefits on the related contingent convertible debt that are not realized under GAAP. We also add (subtract) other non-core items, such as net money market fund support losses (gains) (net of losses on the sale of the underlying SIV securities, if applicable). These adjustments reflect that these items distort comparisons of Legg Mason's operating results to prior periods and the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related impairments.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Also, realized losses on money market fund support transactions are reflective of changes in the operating performance and value of our firm. Accordingly, we monitor these items and their related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Consolidated Statements of Income, Excluding Consolidated Investment Vehicles
In accordance with financial accounting standards on consolidation, Legg Mason consolidates and separately identifies certain sponsored investment vehicles, the most significant of which is a collateralized loan obligation entity. In presenting our “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, we add back the investment advisory and distribution and servicing fees that are eliminated upon the consolidation of investment vehicles and exclude the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles.

We believe it is important to provide the Consolidated Statements of Income, Excluding Consolidated Investment Vehicles to present the underlying economic performance of our core asset management operations, which does not include the results of the investment funds that we manage but may not own all of the equity invested. By deconsolidating the consolidated investment vehicles from the Consolidated Statements of Income, the investment advisory and distribution fees earned by Legg Mason from consolidated investment vehicles are added back to reflect our actual revenues. Similarly the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles are removed from the GAAP basis Statements of Income since this activity does not actually belong to Legg Mason. The deconsolidation of the investment vehicles does not have any impact on Net Income Attributable to Legg Mason, Inc. in any period presented. The Consolidated Statements of Income, Excluding Consolidated Investment Vehicles are presented in addition to our GAAP basis Consolidated Statements of Income, but are not substitutes for the GAAP basis Consolidated Statements of Income and may not be comparable to Statements of Income presented on a non-GAAP basis of other companies.

Operating Margin, As Adjusted
We  calculate “Operating Margin, As Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, transition-related costs of streamlining our business model, income (loss) of consolidated investment vehicles and, impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “adjusted operating revenues”.  The compensation items, other than transition-related costs, are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  Transition-related costs and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use adjusted operating revenues in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Adjusted operating revenues also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.  Legg Mason believes that Operating Margin, As Adjusted, is a useful measure of our performance because it provides a measure of our core business activities excluding items that have no impact on Net Income and because it indicates what Legg Mason's operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, transition-related costs, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company's operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.